                                                                   Exhibit 4.14


                                                                 EXECUTION COPY

                        A SUPPORT INTERCREDITOR AGREEMENT

     THIS A SUPPORT INTERCREDITOR AGREEMENT (this "Agreement"), dated as of May 29, 1996, is entered into by and among GENERAL MOTORS CORPORATION, a Delaware corporation ("GM") and THE BANK OF NEW YORK, a New York banking corporation (such party, and each other party that shall execute a Joinder Agreement in the form of Annex A hereto, a Reduction A Support Credit Enhancer"), NATIONAL FLEET FUNDING CORPORATION, a Delaware corporation ("NFC"), and NATIONAL CAR RENTAL SYSTEM, INC., a Delaware corporation ("National").

                                   BACKGROUND

     A. Pursuant to the A Support Letter of Credit Agreement dated as of June 7, 1995 (the "A Support Letter of Credit Agreement"), GM has agreed to reimburse the A Credit Enhancer (defined below) for amounts drawn under a letter of credit (the "A Letter of Credit") issued by the A Credit Enhancer.

     B. Pursuant to the A Support Reimbursement Agreement dated as of June 7, 1995 (the "A Support Reimbursement Agreement") among GM, National and NFC, National and NFC have agreed to reimburse GM for amounts paid by GM pursuant to the A Support Letter of Credit Agreement.

     C. The maximum amount of GM's obligations to the A Credit Enhancer pursuant to the A Support Letter of Credit Agreement is reduced by an amount equal to the A Support Reduction Amount (as defined below) on June 7 of each year.

     D. Pursuant to the A Support Reimbursement Agreement, National and NFC are obligated to deliver to the A Credit Enhancer a Reduction Amount Letter of Credit Agreement (as defined below) or Reduction Amount Credit Support (as defined below), in either case, an amount equal to the A Support Reduction Amount.

     E. Each Reduction A Support Credit Enhancer has entered into a Reduction Support Agreement (as defined below) pursuant to which it has agreed to provide such additional credit support to the A Credit Enhancer.

     F. In order to prioritize the claims of GM and the various Reduction A Support Credit Enhancers with respect to reimbursement by National and NFC and amounts payable pursuant to the Collateral Agreement (as defined below), the parties are entering into this Agreement.

     G. Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, GM, National, NFC and each Reduction A Support Credit Enhancer hereby agree as follows:

     Section 1. Certain Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions List attached as Annex A to the Liquidity Agreement, dated as of June 7, 1995 among National Fleet Funding Corporation, the liquidity lenders set forth therein, and Citibank, N.A., as liquidity agent, as in effect on the date hereof and as such Annex A may be amended or modified from time to time in accordance with the terms of the Liquidity Agreement (the "Definitions List").

     Section 2. Assignment of Rights Under Collateral Agreement. GM hereby transfers, assigns, grants and conveys to each Reduction Support Credit Enhancer all GM's right, title and interest as an A Support Credit Enhancer under the Collateral Agreement but only to the extent of the A Support Reduction Amount in respect of which such Reduction Support Credit Enhancer has entered into a Reduction Support Agreement. From and after such assignment, for purposes of the Collateral Agreement, GM and each Reduction Support Credit Enhancer shall each be deemed to be an A Support Credit Enhancer, each to the extent of and in accordance with the proportion that the amount of its A Support Commitment bears to the Aggregate A Support Commitment.

     Section 3. Priorities With Respect to National Reimbursement Obligations. GM agrees that its right to receive payment from National on account of any A Support Credit Disbursement, A Support Termination Disbursement or A Support Event of Default Disbursement made by GM, is and shall be expressly subordinate and junior in right of payment to the prior payment in full of all amounts then due and payable by National to any Reduction A Support Credit Enhancer on account of any A Support Credit Disbursement, A Support Termination Disbursement or A Support Event of Default Disbursement made by such Reduction A Support Credit Enhancer.

     Section 4. Priorities With Respect to NFC Reimbursement Obligations. GM and each Reduction A Support Credit Enhancer agrees that amounts payable (i) by NFC to GM and the Reduction A Support Credit Enhancers and (ii) pursuant to the Collateral Agreement, in each case, on account of any A Support Liquidity Disbursements, A Support Termination Disbursements and A Support

Event of Default Disbursements shall be allocated among GM and the Reduction A Support Credit Enhancers on a pro-rata basis based on each party's A Support Disbursements outstanding.

     Section 5. Allocations Among Reduction A Support Credit Enhancers. Each Reduction A Support Credit Enhancer agrees that amounts payable (i) by National or NFC to the Reduction A Support Credit Enhancers and (ii) pursuant to the Collateral Agreement, in either case, on account of any A Support Disbursements made by the Reduction A Support Credit Enhancers shall be allocated among the Reduction A Support Credit Enhancers on a pro-rata basis based on each Reduction A Support Credit Enhancer's outstanding A Support Disbursements (to the extent reimbursable by NFC). If any Reduction A Support Credit Enhancer shall obtain any payment or other recovery (whether voluntary or involuntary) in connection with this Agreement (other than with respect to collateral specifically pledged to such Reduction A Support Credit Enhancer as provided in Section 5) in excess of the pro rata share of such Reduction A Support Credit Enhancer, such Reduction A Support Credit Enhancer shall purchase from the other Reduction A Support Credit Enhancers such participating interest as shall be necessary to cause such purchasing Reduction A Support Credit Enhancer to share the excess payment or other recovery with the other Reduction A Support Credit Enhancers on a pro rata basis; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Reduction A Support Credit Enhancer, the purchase shall be rescinded and each Reduction A Support Credit Enhancer shall repay to the purchasing Reduction A Support Credit Enhancer the purchase price to the ratable extent of such recovery together with an amount equal to such selling Reduction A Support Credit Enhancer's ratable share according to the proportion of (a) the amount of such selling Reduction A Support Credit Enhancer's required repayment to the purchasing Reduction A Support Credit Enhancer to (b) the total amount so recovered from the purchasing Reduction A Support Credit Enhancer of any interest or other amount paid or payable by the purchasing Reduction A Support Credit Enhancer in respect of the total amount so recovered. National and NFC agree that any Reduction A Support Credit Enhancer so purchasing a participation from another Reduction A Support Credit Enhancer pursuant to this Section may, to the fullest extent not prohibited by law, exercise all its rights of payment with respect to such participation as fully as if such Reduction A Support Credit Enhancer were the direct creditor of National or NFC in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Reduction A Support Credit Enhancer receives a secured claim to which this Section applies, such Reduction A Support Credit Enhancer shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the

Reduction A Support Credit Enhancer entitled under this Section to share in the benefits of any recovery on such secured claim.

     Section 6. Rights to Specific Collateral. Nothing herein contained shall affect the rights of any Reduction A Support Credit Enhancer in any collateral specifically pledged, assigned, granted or otherwise provided to such Reduction A Support Credit Enhancer under such Reduction A Support Credit Enhancer's Reduction Support Reimbursement Agreement; provided, however, that, (a) to the extent that it is a condition to the reinstatement of the amount of any Reduction Support Agreement after any draws thereon that National replenish or replace such specific collateral, National shall not replenish or replace such specific collateral (and such Reduction A Support Credit Enhancer shall not be entitled to retain any collateral delivered by National to replenish or replace such specific collateral) unless and until all amounts then due and payable to GM by National under the A Support Reimbursement Agreement with GM have been paid and (b) to the extent that it is a condition to the reinstatement of the amount of any Reduction Support Agreement after any draws thereon that NFC replenish or replace such specific collateral, NFC shall not replenish or replace such specific collateral (and such Reduction A Support Credit Enhancer shall not be entitled to retain any collateral delivered by NFC to replenish or replace such specific collateral) unless and until all amounts then due and payable to GM by NFC under the A Support Reimbursement Agreement with GM have been paid.

     Section 7. Agreement to Hold in Trust. If any party hereto shall receive payment of any amount which such party is aware (by notice or otherwise) is in violation hereof, it shall not commingle such payment with such holder's assets generally, and it shall hold such payment in trust for the benefit of the party entitled thereto and promptly pay it over to such party entitled thereto.

     Section 8. Joinder by Reduction A Support Credit Enhancers. Any party hereafter entering into a Reduction Amount Letter of Credit Agreement or otherwise agreeing to provide Reduction Amount Credit Support which has not theretofore become a party hereto shall sign and deliver to National, NFC, GM and the Agent, with copies for each other Reduction A Support Credit Enhancer, a Joinder Agreement substantially in the form of Annex A hereto.

     Section 9. Acceptance by Transferees. No A Support Credit Enhancer will transfer, sell or otherwise dispose of its interest as an A Support Credit Enhancer except to a party that agrees to be bound by the terms of this Agreement in a writing delivered to National, NFC, GM, each Reduction A Support Credit Enhancer and the Agent concurrently with such transfer, sale or disposition; notwithstanding the foregoing, any party becoming an A Support Credit Enhancer shall be conclusively deemed to have accepted and agreed to all the terms and provisions hereof and to have become a party to this Agreement.

     Section 10. Amendments. This Agreement may be amended and the terms hereof may be waived only with the written consent of National, NFC, GM and each Reduction A Support Credit Enhancer.

     Section 11. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of State of New York, without regard to principles of conflicts of laws.

     Section 12. Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GM, ANY REDUCTION A SUPPORT CREDIT ENHANCER, NATIONAL OR NFC WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY LAW FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT GM, EACH REDUCTION A SUPPORT CREDIT ENHANCER, NATIONAL AND NFC EACH ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COSTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

     Section 13. Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 14. Term. This Agreement shall remain in full force and effect until the reimbursement of all A Support Disbursements by National or NFC, as the case may be, and the payment by National or NFC, as the case may be, of all other amounts payable under any A Support Letter of Credit Agreement, notwithstanding the earlier termination of any A Support Letter of Credit Agreement.

     Section 15. Successors and Assigns. This Agreement shall be binding upon GM, each Reduction A Support Credit Enhancer, National and NFC, and the respective successors and assigns of each of them.

     Section 16. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, GM, The Bank of New York, National and NFC have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.


                                        GENERAL MOTORS CORPORATION

                                        By: /s/  Mark Newman
                                           ------------------------------------
                                            Name: Mark Newman
                                            Title: Attorney-in-Fact

                                        THE BANK OF NEW YORK

                                        By: /s/   Richard A. Raffetto
                                           ------------------------------------
                                            Name: Richard A. Raffetto
                                            Title: Assistant Vice President

                                        NATIONAL CAR RENTAL SYSTEM, INC.

                                        By: /s/   Mike Becker
                                           ------------------------------------
                                            Name: Mike Becker
                                            Title:

                                        NATIONAL FLEET FUNDING CORPORATION

                                        By: /s/   Mike Becker
                                           ------------------------------------
                                            Name: Mike Becker
                                            Title:

                                                                        ANNEX A

                 JOINDER BY REDUCTION A SUPPORT CREDIT ENHANCER

     Reference is made to the A Support Intercreditor Agreement (the "A Support Intercreditor Agreement"), dated as of May 29, 1996 among National Car Rental System, Inc., National Fleet Funding Corporation, General Motors Corporation and the Reduction A Support Credit Enhancers from time to time becoming parties thereto. By execution of this Joinder Agreement, the undersigned agrees to become a Reduction A Support Credit Enhancer and be bound by all the provisions of, the A Support Intercreditor Agreement with the same force and effect as if the undersigned were a signatory party thereof.

                                                 [                      ]

                                                 By:
                                                    ---------------------------
                                                     Name:
                                                     Title:

                                                  Date:
                                                       ------------------------